Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2007, with respect to the consolidated financial statements of Catalytica Energy Systems, Inc., and our report dated June 27, 2007, with respect to the combined financial statements of Snowflake White Mountain Power LLC; Renegy LLC; and Renegy Trucking LLC included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-144110) and related Prospectus of Renegy Holdings, Inc.
/s/ Ernst & Young LLP
August 28, 2007
Phoenix, AZ